Exhibit 10.2

Boingo Wireless, Inc.

Amended and Restated

2001 Stock Incentive Plan

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(a)	Unvested Shares	7
(b)	Vested Shares	7

Section 8	Right of First Refusal	7

Section 9	Modification, Extension and Assumption of Awards	8

Section 10	Adjustment of Stock	8
(a)	General	8
(b)	Extraordinary Events	8
(c)	Reservation of Rights	10

Section 11	Securities Law Requirements	10
(a)	General	10
(b)	Financial Reports	10
(c)	Plan Document	11

Section 12	No Retention Rights	11

Section 13	Duration and Amendments	11
(a)	Term of the Plan	11
(b)	Right to Amend or Terminate the Plan	11
(c)	Effect of Amendment or Termination	11
(d)	Written Amendments Only	11

Section 14	Miscellaneous Matters	12
(a)	Withholding Taxes	12
(b)	Election to Withhold Common Stock	12
(c)	Governing Law	12
(d)	Fees and Costs	12
(e)	Awards to Foreign Nationals	12
(f)	Indemnification	12

Section 15	Definitions	12

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Boingo Wireless, Inc.

2001 Stock Incentive Plan

Section 1                                             Establishment and Purpose.

The purpose of the Plan is, by granting Awards, to offer selected individuals an opportunity to acquire a proprietary interest in the success of Boingo Wireless, Inc., a Delaware corporation (the “Company”), or to increase such interest.  All capitalized terms used herein are defined in Section 15 below.

Section 2                                             Administration.

(a)                                  Committees of the Board of Directors.  The Plan may be administered by a Committee.  The Committee shall consist of one or more Directors who have been appointed by the Board of Directors.  The Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it by resolution.  If no Committee has been appointed, all of the Board of Directors as a group shall administer the Plan.  Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors have assigned a particular function.

(b)                                  Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors or Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  All decisions, interpretations and other actions of the Board of Directors or Committee shall be binding on all Participants and all persons deriving their rights from a Participant.

(c)                                  Special Rules.  When Section 16 of the Exchange Act applies to the Company, to obtain the benefits of Rule 16b-3, all of the members of the Committee or Board of Directors must be composed of individuals satisfying the requirements of that provision or the Award must be made by the Board of Directors. Similarly, when Section 162(m) of the Code applies to the Company, to be exempt from the million dollar compensation deduction limitation of Section 162(m), all of the members of the Committee or Board of Directors must satisfy the requirements of that provision.

Section 3                                             Eligibility.

Only Employees, Directors and Consultants shall be eligible for the grant of Awards.  However, Incentive Stock Options may only be awarded to Employees. In the event that the Company acquires another entity, the Board of Directors or Committee may authorize the issuance of Substitute Options upon such terms and conditions as the Board of Directors or

Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

Section 4                                             Shares Subject to Plan.

(a)                                  Basic Limitation.  The aggregate number of shares of Common Stock with respect to which Awards may be granted under this Plan shall be 31,920,700, subject to adjustment pursuant to Section 10.  The number of shares of Common Stock that are subject to Awards outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares of Common Stock to satisfy the requirements of the Plan.

(b)                                  Special Rule.  To comply with Section 162(m), the maximum number of shares that may be issued to a single Participant is 14,467,073.  This number shall be adjusted from time to time as set forth in Section 10.  For this purpose, (i) shares subject to a terminated Option shall be considered outstanding and (ii) the repricing of an Option shall be treated as the issuance of a new Option.

(c)                                  Additional Stock.  Any shares of Common Stock that are subject to issuance upon exercise of an Option, but that are not issued because of surrender, lapse, expiration or termination of any such Option prior to issuance of the Common Stock, shall once again be available for issuance in satisfaction of Awards.  Similarly, any shares of Common Stock issued or issuable pursuant to a Restricted Stock Award which are subsequently forfeited or repurchased, or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards.  Any shares of Common Stock that are issued under the Plan but repurchased by the Company shall again become available for issuance pursuant to the Plan.

(d)                                  Share Counting Rules.  In the event a Participant pays part or all of the Exercise Price of an Option by surrendering shares of Common Stock that the Optionee previously acquired, only the number of shares issuable to the Optionee in excess of those surrendered shall be taken into account for purposes of determining the maximum number of shares that may be issued under the Plan, both as to that Optionee and in the aggregate (to all Participants).  Similarly, shares that are not issued to a Participant, but rather, are used to satisfy the income tax withholding obligations are not taken into account for purposes of determining the maximum number of shares that may be issued to all Participants under the Plan.

Section 5                                             Terms and Conditions of Options.

(a)                                  Option Agreement.  Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company.  Such Option Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee or the Board of Directors deem appropriate for inclusion in an Option Agreement.  The provisions of the various Option Agreements need not be identical.

(b)                                  Number of Shares.  Each Option Agreement shall specify the number of shares of Common Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

(c)                                  Exercise Price.  Each Option Agreement shall specify the Exercise Price. The Exercise Price under any Option shall be determined by the Committee or the Board of Directors.  The Exercise Price shall be payable in a form described below.  To the extent necessary to comply with California law, the minimum Exercise Price shall be 85% of the Fair Market Value of the Common Stock on the date of the grant (110% in the case of a grant to a Ten Percent Stockholder).  In the case of an Incentive Stock Option, the minimum Exercise Price shall be 100% of the Fair Market Value of the Common Stock on the date of the grant (110% in the case of a grant to a Ten Percent Stockholder). The exercise price of Stock Options that are intended to be exempt from Section 162(m) shall be at least equal to the Fair Market Value on the date of the grant.

(d)                                  Exercisability.  Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  Except as otherwise provided in the Option Agreement and this Plan, including without limitation Section 5(l) hereof, Options shall become exercisable at least as rapidly as 20% on each of the first five anniversaries of the date of grant. Except in the case of Substitute Options, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422.  To the extent that the Options exceed that limit, they will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to the Optionee to be treated as Incentive Stock Options.  Subject to the preceding, the vesting provisions of any Option Agreement shall be determined by the Committee or the Board of Directors in their sole discretion.

(e)                                  Term.  Options granted hereunder (i) shall be exercisable for a term of not more than ten (10) years from the date of grant and (ii) shall be subject to earlier termination as hereinafter provided or as provided in the Option Agreement.  Notwithstanding the preceding sentence, the term of an Incentive Stock Option granted to a Ten Percent Stockholder will not exceed 5 years.  Each Option Agreement issued hereunder shall specify the term of the option, which term shall be determined by the Committee or the Board of Directors in their sole discretion.

(f)                                    Nontransferability.  No Option shall be transferable other than pursuant to a Permitted Transfer.  An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(g)                                 Termination of Service (Except by Death or for Cause).  If an Optionee’s Service terminates for any reason other than the Optionee’s death or for Cause, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)                                     The expiration date set forth in the Option Agreement;

(ii)                                  The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii)                               The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options pursuant to the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Stock had vested before the Optionee’s Service terminated (or vested as a result of the termination). The unvested portion of such Options shall lapse when the Optionee’s Service terminates.  In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executor or administrator of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Common Stock had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(h)                                 Termination for Cause.  If the Optionee’s Service is terminated for Cause, then the Optionee’s Options shall lapse upon the date of such termination and shall not thereafter be exercisable as to any Common Stock subject thereto, whether or not the Optionee’s Options are then exercisable as to any Common Stock.

(i)                                    Death of Optionee.  If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)                                     The expiration date determined pursuant to the Option Agreement; or

(ii)                                  The date 12 months after the Optionee’s death.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options pursuant to the preceding sentence by the executor or administrator of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Common Stock had vested before the Optionee’s death (or vested as a result of the death).  The unvested Options shall lapse when the Optionee dies.

(j)                                    No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a Stockholder with respect to any Common Stock covered by the Optionee’s Option until (i) such person becomes entitled to receive such Common Stock by filing a notice of exercise, paying the Exercise Price, and performing such other acts as may be required pursuant to the terms of such Option and (ii) such person has satisfied any other requirements imposed on Stockholders or assignees by applicable law or any other agreement among the Stockholders.

(k)                                Restrictions on Ownership.  Any Common Stock issued upon exercise of an Option shall be subject to (i) the terms of any agreement among the Stockholders and (ii) such special conditions, rights of repurchase, rights of first refusal and other transfer restrictions including those in Sections 7 and 8 as the Committee or the Board of Directors may determine.

(l)                                    Minimum Vesting.  To the extent necessary to comply with California law, in the case of an Optionee who is not (A) an officer of the Company, any Subsidiary or any Parent, (B) a director of the Company, any Subsidiary or any Parent, or (C) a Consultant, any right to exercise the Option shall vest at least as rapidly as 20% per year over the five-year period commencing on the date of the grant.

(m)                              Payment for Stock.  An Optionee entitled to exercise an Option may do so by delivery of a written notice to that effect in such form as shall be specified by the Committee or the Board of Directors and specifying the number of whole shares of Common Stock with respect to which the Option is being exercised and any other information the Committee or the Board of Directors may prescribe.  Payment shall be in cash or such other form or forms of consideration as the Committee or Board of Directors shall deem acceptable in its sole discretion, such as the surrender of outstanding shares of Common Stock owned by the Participant for the minimum period of time necessary to avoid adverse accounting treatment (if applicable).  If the payment is made by means of the surrender of shares of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered.  After giving due consideration to the consequences under Rule 16b-3 and under the Code, the Committee or Board of Directors may also authorize the exercise of Options by Broker’s Transactions.  No shares of Common Stock shall be issued upon exercise of an option until full payment has been made therefore.

Section 6                                             Restricted Stock Awards.

(a)                                  Restricted Stock Awards.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee or the Board of Directors may, in their discretion, determine.  Restricted Stock Awards issued under the Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee or the Board of Directors may from time to time determine.  Restricted Stock Awards may be subject to restrictions which lapse over time.

(b)                                  Receipt of Stock.  Each Restricted Stock Agreement shall set forth the number of shares of Common Stock issuable under the Restricted Stock Award evidenced thereby, the price to be paid for such shares by the Participant and the restrictions imposed on such shares.  Subject to the restrictions of Subsections (c), (d) and (e) of this Section 6 and as set forth in the related Restricted Stock Agreement, the number of shares of Common Stock granted under a Restricted Stock Award shall be issued to the recipient Participant thereof on the date of grant of such Restricted Stock Award against immediate payment therefore or as soon as may be practicable thereafter.

(c)                                  Rights of Participants.  Common Stock received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant.  Subject to the restrictions in Subsection (d) of this Section 6 and as set forth in the related Restricted Stock Agreement, the Participant shall thereupon have all of the rights of a Stockholder with respect to all the Common Stock subject to such Restricted Stock Award, including any voting rights incident to such Common Stock and to receive dividends and other distributions paid with respect to such Common Stock.  As a condition to issuing the Common Stock, the Committee or the Board of Directors may require a Participant to execute an escrow agreement, a stock power that is endorsed in blank, and any other documents which the Committee or the Board of Directors may determine are necessary or appropriate.

(d)                                  Nontransferability of Restricted Stock Awards. Until such time as the restrictions set forth in the related Restricted Stock Agreement have lapsed, the Common Stock awarded to a Participant, and any right to vote such Common Stock or receive dividends on such Common Stock, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of.  However, if authorized by in the Restricted Stock Agreement, such Common Stock may be transferred pursuant to a Permitted Transfer, provided that the underlying shares remain subject to the restrictions contained in the Restricted Stock Agreement.

(e)                                  Restrictions.  Common Stock received pursuant to Restricted Stock Awards shall be subject to such terms and conditions as the Committee or the Board of Directors may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Common Stock and the requirement that the Participant sell such Common

Stock back to the Company upon termination of employment for any reason or for specified reasons.

(f)                                    Section 162(m) Consequences.  If Restricted Stock is issued by the Company at less than its Fair Market Value, it will not be exempt from Section 162(m).

Section 7                                             Repurchase Rights.

At the discretion of the Committee or the Board of Directors, any Restricted Stock Agreement or Option Agreement may provide that the Company will have the right and option to repurchase any Common Stock issued to a Participant whose Service has been terminated, and such repurchase shall be upon such terms and conditions as may be established by the Committee or the Board of Directors from time to time and are set forth or otherwise provided for in such Restricted Stock Agreement or Option Agreement.

(a)                                  Unvested Shares.  To the extent necessary to comply with California law, in the case of a Participant who is not (1) an officer of the Company, any Subsidiary or any Parent, (2) a director of the Company, any Subsidiary or any Parent, or (3) a Consultant, any right to repurchase the Participant’s unvested shares of Common Stock (A) shall be at the original purchase price upon termination of the Participant’s Service, (B) shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the option grant, (C) must be exercised within 90 days after the termination of the Participant’s Service (or within 90 days of the date of the purchase of the Common Stock, if later), and (D) the payment shall be in the form of cash or cancellation of indebtedness incurred in purchasing the Common Stock.

(b)                                  Vested Shares.  To the extent necessary to comply with California law, in the case of a Participant who is not (1) an officer of the Company, any Subsidiary or any Parent, (2) a director of the Company, any Subsidiary or any Parent, or (3) a Consultant, with regard to any right to repurchase the Participant’s vested shares of Common Stock (A) the repurchase price shall not be less than the Fair Market Value on the date of Participant’s termination of Service, (B) the Company’s right to repurchase the shares must be exercised within ninety (90) days of the later of the Participant’s termination of Service or the date of the exercise of the Option, (c) the Company must pay the purchase price in cash or cancellation of the purchase money indebtedness for the shares, and (D) the Company’s repurchase right terminates if and when its securities becomes publicly traded.

Section 8                                             Right of First Refusal.

At the discretion of the Committee or the Board of Directors, any Restricted Stock Agreement or Option Agreement may provide that the Company will have a Right of First Refusal with regard to any proposed sale or other transfer by Participant of any Common Stock issued to a Participant under the Plan (either as a Restricted Stock Award or upon exercise of an

Option), and such Right of First Refusal shall be upon such terms and conditions as may be established by the Committee or the Board of Directors from time to time and are set forth or otherwise provided for in such Restricted Stock Agreement or Option Agreement.

Section 9                                             Modification, Extension and Assumption of Awards.

Within the limitations of the Plan, the Committee or the Board of Directors may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards (whether granted by the Company or another issuer) in return for the grant of new Awards for the same or a different number of shares of Common Stock and at the same or a different Exercise Price.  The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant impair the Participant’s rights or increase the Participant’s obligations under such Award.

Section 10                                      Adjustment of Stock.

(a)                              General.  Subject to Section 10(b) below, in the event of a subdivision of the outstanding Common Stock into a greater number of shares of Common Stock (through a stock split or dividend), a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, or a capital reorganization or a reclassification in which the Common Stock is changed into a different kind or number of securities of the Company, the Committee or the Board of Directors shall make appropriate adjustments in one or more of (i) the number and kind of shares of Common Stock available for future grants under this Plan including the number of shares that may be granted to any one individual under Section 4, (ii) the number and kind of shares of Common Stock covered by each outstanding Award or (iii) the Exercise Price under each outstanding Option.  Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee or the Board of Directors in their sole discretion.  Stock dividends, shares resulting from stock splits, etc. that are issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

(b)                                  Extraordinary Events.  In the event of a Change in Control, the Plan, all outstanding Restricted Stock Awards and all outstanding Options will be affected as follows:

(i)                                     Upon the record or effective date applicable to such Change in Control, each outstanding Option shall automatically terminate on the effective date of the Change in Control, except solely as provided in the next sentence. Notwithstanding the preceding sentence, each Option which has not been assumed or an equivalent option substituted therefore, as provided in the next sentence, by the surviving entity in a Change in Control, shall automatically accelerate and become exercisable in whole or in part without regard to the vesting provisions of the Plan or any option agreement (except as provided otherwise in this Section 10(b)) until one business day before the effective date applicable to such Change in Control.  If the terms of the Change in Control provide that the stockholders of the Company shall receive cash or other securities in exchange for their stock in the Company, and the holders of outstanding Restricted Stock are to receive the same consideration, then any Restricted Stock Awards under the Plan shall automatically accelerate without regard to the vesting provisions of the Plan or any restricted stock agreement (except as provided otherwise in this Section 10(b)).  However, if the acquiring or surviving corporation, in its sole and absolute discretion, assumes all Options or issues in respect of all Options substitute options to purchase shares of the acquiring or surviving corporation, which assumed or substitute options contain such terms and provisions as substantially preserve the rights and benefits of the assumed or substituted Options, and in such event the assumed or substituted Options shall not automatically accelerate or become exercisable pursuant to the preceding sentence.

(ii)                                  In any case in which an Option automatically accelerates and becomes exercisable without regard to its installment provisions pursuant to the preceding paragraph, the Optionee holding the applicable Option shall be given written notice thereof by the Company at least ten days prior to such record or effective date applicable to such Change in Control, which notice shall advise such Optionee of the proposed event and the rights of the Optionee pursuant to this Section 10(b).  If such notice is not given, the Company or, if applicable, any such acquiring or surviving corporation, shall make such arrangements as are equitable under the circumstances to avoid or reverse any economic detriment suffered by such Optionee as the result of any failure to give such notice, but in no event shall any failure to give such notice affect the validity or effectiveness of any such Change in Control transaction.

(iii)                               The Board may, in any specific case or cases, specifically provide, in an option agreement, restricted stock agreement or otherwise, for the treatment of an Option or Restricted Stock Award in a manner different than that set forth above upon the occurrence of a Change in Control, but in the absence thereof the above provisions of this Section 10(b) shall govern the Option or Restricted Stock Award.

(iv)                              To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided above in this Section 10(b), the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

(v)                                 The grant of an Option or a Restricted Stock Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(vi)                              For purposes of this Section 10(b), (A) an Option is accelerated by accelerating the date or dates on which one or installments of Option Stock are first exercisable, and (B) a Restricted Stock Award is accelerated by releasing on an earlier date the Common Stock subject to the Company’s repurchase right established under the applicable restricted stock agreement.  For purposes of this Section 10(b) only, the Committee shall mean the Committee as constituted immediately prior to the Change in Control.

(c)                                  Reservation of Rights.  Except as provided in this Section 10, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of the Company, (ii) any other increase or decrease in the number of shares in the Company or (iii) any distribution with respect to outstanding Common Stock.  Any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of or the Exercise Price of Common Stock subject to an Option.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or exchange its equity securities or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 11                                      Securities Law Requirements.

(a)                                  General.  Common Stock shall not be issued under the Plan unless the issuance and delivery of such Common Stock complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933,as amended, the rules and regulations promulgated thereunder, state corporate or securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  Similarly, a Participant will not be permitted to exercise an Option if such exercise would violate the Company’s internal policies.

(b)                                  Financial Reports.  To the extent necessary to comply with California law, the Company each year shall furnish to Stockholders who have purchased Common Stock under the Plan its balance sheet and income statement, unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.  Such balance sheet and income statement need not be audited.

(c)                                  Plan Document.  To the extent necessary to comply with Rule 701 promulgated by the Securities and Exchange Commission, a copy of the Plan will be delivered to each Participant.

Section 12                                      No Retention Rights.

Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

Section 13                                      Duration and Amendments.

(a)                                  Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s Stockholders.  In the event that the Stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Awards or sales of Common Stock that have already occurred under the Plan shall be rescinded, and no additional grants or exercises shall be made thereafter under the Plan.  The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)                                  Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.  However, any amendment that (i) increases the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 9) or (ii) changes the class of individuals eligible to receive Incentive Stock Options shall be subject to the approval of the Company’s Stockholders.  Approval of the Stockholders shall not be required for any other amendment of the Plan.

(c)                                  Effect of Amendment or Termination. No Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Common Stock previously issued or any Award previously granted under the Plan.

(d)                                  Written Amendments Only.  The Plan may not be amended other than by a written document executed by the Company.  Furthermore, no Participant may rely upon any statement (oral or written) that is inconsistent with the terms of the plan document.

Section 14                                      Miscellaneous Matters.

(a)                                  Withholding Taxes.  As a condition to the purchase of Common Stock pursuant to an Award, the Participant shall make such arrangements as the Committee or the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.  The Participant shall also make such arrangements as the Committee or the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Common Stock acquired under the Plan.

(b)                                  Election to Withhold Common Stock. The Committee or the Board of Directors may, in its sole discretion, permit a Participant to satisfy his or her tax liability with respect to the exercise, vesting or settlement of an Award by having the Company withhold Common Stock otherwise issuable upon the exercise, vesting or settlement of an Award.  To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

(c)                                  Governing Law.  This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

(d)                                  Fees and Costs.  The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

(e)                                  Awards to Foreign Nationals.  Without amending the Plan, Awards may be granted to Participants who are foreign nationals or who are employed outside of the United States or both, on such terms and conditions different than those specified in the Plan as may, in the judgment of the Committee or the Board of Directors, be necessary or desirable to further the purpose of the Plan.

(f)                                    Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board of Directors, as well as any other Employee of the Company with duties under this Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under this Plan, unless the losses are due to the individual’s lack of good faith.

Section 15                                      Definitions.

(a)                                  “Award” shall mean any Option or Restricted Stock Award.

(b)                                 “Board of Directors” shall mean the Directors acting as a group.

(c)                                  “Broker’s Transaction” shall mean payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Board of Directors or Committee, any applicable tax withholding.

(d)                                 “Cause” shall mean (i) Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, (ii) Participant’s conviction of, or the entry of a pleading of guilty or nolo contendere by Participant to a felony under the laws of the United States or any state thereof, or a crime involving moral turpitude; (iii) Participant’s gross negligence or willful misconduct or Participant’s continued failure to satisfactorily perform assigned duties after receiving notification from the Company; (iv) an act of fraud or dishonesty committed by Participant against the Company, or (vi) any other misconduct by Participant that is materially injurious to the business or reputation of the Company.

(e)                                  “Change in Control” shall mean:

(i)                                     The consummation of a merger or consolidation of the Company with or into another entity or any other reorganization, or an exchange of equity interests or other transaction where all the Company’s stockholders immediately prior to such transaction own less than 50% of the outstanding combined voting securities of the continuing or surviving entity immediately after such merger, consolidation or other transaction; or

(ii)                                  The consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets.

In no event will the any securities issued in connection with any public offering be treated as, or be used to meet the definition of, a Change in Control.

(f)                                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(h)                                 “Common Stock” shall mean (i) Common Stock of the Company, and (ii) any security into which such Common Stock is converted.

(i)                                     “Company” shall mean Boingo Wireless, Inc., a Delaware corporation.

(j)                                     “Consultant” shall mean an individual who performs bona fide services (that are not in connection with the offer or sale of Company securities in a capital-raising transaction) for the Company, a Parent or a Subsidiary as an independent contractor, excluding individuals who are Employees or Directors, or who are employed by an affiliated company that is not a Subsidiary.

(k)                                  “Director” shall mean a person who is a member of the Board of Directors of the Company.

(l)                                     “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(m)                               “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended

(o)                                 “Exercise Price” shall mean the amount for which one share of Common Stock may be purchased upon exercise of an Award, as specified by the Board of Directors in the applicable Restricted Stock Agreement or Option Agreement.

(p)                                 If the Common Stock is not publicly traded, “Fair Market Value” shall mean the fair market value of a share of Common Stock, as determined by the Board of Directors in its sole discretion.  The determination by the Board of Directors shall be binding on all persons.  In the case of an Incentive Stock Option, “Fair Market Value” shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

(q)                                 If the Common Stock is publicly traded, its “Fair Market Value” for any day shall be determined in accordance with the following rules.

(i)                                     If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

(ii)                                  If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market of the Nasdaq Stock Market (“NSM”), or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

(iii)                               If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

(iv)                              If the Common Stock is not included in (i), (ii) or (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected from time to time by the Company for that purpose.

If the national securities exchange, Nasdaq National Market, NSM, or NASD, whichever is applicable, is closed on such date, the “Fair Market Value” shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, “Fair Market Value” shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

(r)                                    “Incentive Stock Option” means an option to purchase Common Stock that is intended to be an incentive stock option under Section 422 of the Code.

(s)                                  “Nonstatutory Option” means any option to purchase Common Stock that is not an Incentive Stock Option.

(t)                                    “Option” shall mean an Incentive Stock Option or a Nonstatutory Option.

(u)                                 “Option Agreement” shall mean the agreement between the Company and the Participant that contains the terms, conditions and restrictions pertaining to the Participant’s Option.

(v)                                 “Optionee” shall mean an individual who holds an Option.

(w)                               “Option Stock” shall mean Common Stock issuable upon exercise of an Option.

(x)                                   “Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares (or interests, in the case of an entity other than a corporation) possessing 50% or more of the total combined voting power of all classes of shares (or interests, in the case of an entity other than a corporation) in one of the other entities in such chain.  An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y)                                 “Participant” shall mean Employees, Directors, and Consultants who are granted an Option or a Restricted Stock Award under the Plan.

(z)                                   “Permitted Transfer” shall mean, in the case of an Option or Restricted Stock, the transfer of such Option or Restricted Stock by will or the laws of descent and distribution.

(aa)                            “Plan” shall mean this Boingo Wireless, Inc. 2001 Stock Incentive Plan.

(bb)                          “Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Restricted Stock Agreement.

(cc)                            “Restricted Stock Agreement” shall mean the agreement between the Company and the Participant that contains the terms, conditions and restrictions pertaining to the Participant’s Restricted Stock Award.

(dd)                          “Restricted Stock Award” shall mean an award of a number of shares of Common Stock to a Participant subject to payment of consideration, if any, and the restrictions set forth in the Restricted Stock Agreement.

(ee)                            “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(ff)                                “Section 162(m)” means Code Section 162(m), which imposes a million dollar compensation deduction limitation on amounts paid to certain senior executives.

(gg)                          “Service” shall mean service as an Employee, Director, or Consultant.  Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).  For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety days will be considered to have incurred a termination of Service on the ninety-first day of the leave of absence, unless the Participant’s rights to reemployment are guaranteed by statute or contract.  If a Participant switches from Employee to Consultant status, that is not treated as a termination of Service for purposes of exercising a Nonstatutory Option.  However, such a switch will result in an Option losing its status as an Incentive Stock Option after ninety days has elapsed since the termination of Service. Thereafter, the Option (if it is exercisable at all) will be treated as a Nonstatutory Stock Option.  A Participant will not be considered to have incurred a termination of Service because of a transfer of employment between the Company, Subsidiary, or Parent.

(hh)                          “Stockholder” shall mean an owner of the Common Stock of the Company.

(ii)                                  “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns shares (or interests, in the case of an entity other than a corporation) possessing 50% or more of the total combined voting power of all classes of shares (or interests, in the case of an entity other than a corporation) in one of the other entities in such chain.  An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj)                                  “Substitute Option” means an Option granted to individuals or entities who had performed services for an entity that was acquired by the Company in substitution of stock options previously granted to those individuals by the acquired entity.

(kk)                            “Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any of its Parents or Subsidiaries.